UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 24, 2018

COUNTERPATH CORPORATION
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

001-35592
(Commission File Number)

20-0004161
(IRS Employer Identification No.)

Suite 300, One Bentall Centre, 505 Burrard Street, Vancouver, British Columbia, Canada V7X 1M3
(Address of principal executive offices and Zip Code)

(604) 320-3344
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 1.01	Entry into a Material Definitive Agreement.

Pursuant to subscription agreements that we entered into on January 24, 2018, we agreed to sell an aggregate of 427,500 shares of our common stock under a non-brokered private placement at a price of US$4.01 per share for total gross proceeds of US$1,714,275. We issued these shares effective January 24, 2018.

Wesley Clover International Corporation purchased 125,000 shares of our common stock in the private placement. Dr. Terence H. Matthews, the Chairman and a director our company, owns 99.999% of the issued and outstanding voting shares of Wesley Clover International Corporation.

KMB Trac Two Holdings Ltd. purchased 125,000 shares of our common stock in the private placement. Karen Bruk is the sole shareholder of KMB Trac Two Holdings Ltd. and Steven Bruk, a director of our company, is Karen Bruk’s spouse.

Pursuant to the subscription agreements, we granted the subscribers piggyback registration rights.

Item 3.02	Unregistered Sales of Equity Securities.

The information provided under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. We issued the shares to six subscribers who represented that they were not US persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction pursuant to Regulation S and/or Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 7.01	Regulation FD Disclosure.

A News Release dated January 24, 2018 is furnished herewith.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Form of Subscription Agreement.

99.1	News Release dated January 24, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COUNTERPATH CORPORATION

By:	/s/ David Karp
David Karp
Chief Financial Officer

Dated:	January 25, 2018